UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2016

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA 02142 (Address of principal executive offices) (Zip Code)

(617) 945-9626 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2016, Seres Therapeutics, Inc. (the “Company”) entered into an agreement with Roger J. Pomerantz, M.D., President and Chief Executive Officer, to amend the terms of his employment agreement with the Company (the “Amendment”). Under the terms of the Amendment, in the event of a termination of Dr. Pomerantz’s employment by the Company without “cause” or his resignation of employment for “good reason,” in either case, within the 12 months following or 60 days preceding a “change in control” (as such terms are defined in Dr. Pomerantz’s employment agreement), in addition to the accelerated equity vesting to which Dr. Pomerantz was already entitled under his employment agreement, he will also be entitled to receive continued payment of his base salary and direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for 18 months. All other terms of Dr. Pomerantz’s employment agreement remain unchanged.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Employment Agreement, dated February 3, 2016, by and between Seres Therapeutics, Inc. and Roger J. Pomerantz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: February 4, 2016	By:	/s/ Eric D. Shaff
		Name:	Eric D. Shaff
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Employment Agreement, dated February 3, 2016, by and between Seres Therapeutics, Inc. and Roger J. Pomerantz